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EXHIBIT 21


                              UTILICORP UNITED, INC.

                                   SUBSIDIARIES
                         1999 ANNUAL REPORT ON FORM 10-K


     SUBSIDIARY                             JURISDICTION OF INCORPORATION

     West Kootenay Power, Limited           Province of British Columbia
     Aquila Energy Corporation              Delaware
     UtiliCorp Asia Pacific, Inc.           Delaware
     UtiliCorp South Pacific Inc.           Delaware